                                                                 EXHIBIT (23)(A)
                          CONSENT OF KPMG PEAT MARWICK
BOARD OF DIRECTORS
FIRST UNION CORPORATION
     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Union Corporation of our report on the consolidated financial statements included in the 1993 Annual Report to Stockholders which is incorporated by reference in the 1993 Form 10-K of First Union Corporation and to the reference to our firm under the heading Experts in the Prospectus.
                                         (Signature of KPMG Peat Marwick)
                                         KPMG PEAT MARWICK
Charlotte, North Carolina
March 10, 1994